EXHIBIT 99.1

Greg Parker
Investor Relations
210/220-5632
or
Renee Sabel
Media Relations
210/220-5416
FOR IMMEDIATE RELEASE
JULY 27, 2005

CULLEN/FROST REPORTS SECOND QUARTER
RESULTS AND TIMING OF EARNINGS CONFERENCE CALL

SAN ANTONIO - Cullen/Frost Bankers, Inc. (NYSE: CFR) today reported a 19 percent increase in second quarter 2005 net income of $40.7 million, or $.77 per diluted share, compared to $34.1 million, or $.65 per diluted share for the same quarter of 2004. Returns on average assets and average equity were 1.67 percent and 19.35 percent, respectively, for the second quarter of 2005, compared to 1.43 percent and 18.11 percent for the same quarter of 2004.

Earnings for the second quarter of 2005 included pre-tax income of $2.4 million related to net proceeds received from the settlement of legal claims arising from the departure of certain revenue-producing employees in the benefits area of our Austin insurance operations. The gross settlement proceeds of $4.5 million were reduced by a $2.1 million write-down of related intangible assets.

"It is a pleasure for me to report record quarterly earnings for the company," said Dick Evans, chairman and CEO of Cullen/Frost. "Our net interest margin increased to 4.42 percent - a level we haven't seen in more than two years - and net interest income grew by 16 percent from last year. Thiswas due, in part, to our asset sensitive balance sheet, which was positively impacted by the rising rate environment. It was great to see a solid increase of 14 percent in average loans compared to the prior year. Asset quality continues to be manageable, with both non-performing assets and net charge-offs down from a year ago." Evans continued, "I am pleased to have the settlement of legal claims from. the employee benefits area in the Austin insurance operations behind us. And, I am grateful to our dedicated staff for their continued outstanding effort, which makes it possible for us to deliver this strong performance."

Average loans for the second quarter rose 14.4 percent over the same quarter of 2004, increasing from $4.8 billion to $5.5 billion. Average deposits for the quarter were $7.9 billion, compared to $7.7 billion a year earlier."

For the first six months of 2005 net income was $78.1 million, or $1.47 per diluted common share, compared to $67.0 million, or $1.27 per diluted common share, for the same period in 2004. Returns on average assets and average equity for the first six months of 2005 were 1.60 percent and 18.83 percent, respectively, compared to 1.42 percent and 17.49 percent for the first six months last year.

Noted financial data for the second quarter of 2005 follows:

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Net interest income on a taxable-equivalent basis was $95.9 million for the second quarter of 2005, a 16.2 percent increase over the $82.6 million reported for the same quarter a year earlier. The net interest margin rose by 40 basis points, from 4.02 percent to 4.42 percent. Contributing to these increases was a rise in general market rates - influenced by periodic increases in the Fed Funds rate, which rose from 1.25 percent on June 30, 2004 to 3.25 percent on June 30, 2005 - along with a 5.4 percent growth in earning assets, with a larger proportion of these assets being in higher yielding loans.

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Non-interest income for the second quarter of 2005 totaled $57.7 million, compared to $56.3 million reported a year earlier, a 2.5 percent increase.

   For the second quarter, income from trust fees was $14.5 million, a 6.1 percent increase over the $13.7 million reported the previous year. Driving this growth in investment fees were improvements in the equities market when compared to a year earlier, and the addition of new trust accounts.

   Other income was up $3.7 million from the second quarter last year, as the Corporation recognized income of $2.4 million related to net proceeds from the settlement of legal claims relating to the departure of certain revenue producing employees in the benefits area of our Austin insurance operations.

   Service charges on deposits for the quarter were $19.5 million, compared to $22.5 million for the second quarter of 2004. This decrease was primarily related to a drop in treasury management fees from commercial accounts impacted by an increase in the earnings credit rate compared to a year earlier. During a rising interest rate environment, customers earn more credit for their deposit balances, which in turn reduces the amount of fees paid for these services.

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Non-interest expense was $89.5 million, up $4.3 million, or 5.0 percent over the $85.2 million reported for the same period last year. Salaries and wages, combined with employee benefits, were up $2.3 million, or 4.8 percent from the same quarter of 2004, primarily due to normal annual merit increases and higher staff levels. Other expenses were up $1.6 million, or 7.3 percent, compared to the second quarter last year, and were impacted by increases in charitable donations and professional services expense.

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For the second quarter of 2005, the provision for possible loan losses was $2.2 million, compared to net charge-offs of $1.6 million. The provision for possible loan losses for the second quarter of 2004 was $2.0 million, compared to net charge-offs of $4.1 million. At the end of the second quarter, the allowance for possible loan losses as a percentage of period-end loans was 1.38 percent, compared to 1.67 percent at the same date last year. Non-performing assets at June 30, 2005 were $41.3 million compared to $46.2 million for the second quarter of 2004.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, July 27, 2005 at 10:00 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a "listen only" mode at (800) 944-6430. Digital playback of the conferencecall will be available after 12:00 p.m. CT until midnight Sunday, July 31, 2005 at (800) 642-1687 with Conference ID # of 7522259. The call will also be available by webcast at the URL listed below and available for playback after 2:00 p.m. CT. After entering the website, www.frostbank.com, go to "About Frost" on the top navigation bar, then click on Investor Relations.

Cullen/Frost Bankers, Inc. is a financial holding company, headquartered in San Antonio, with assets of $10 billion at June 30, 2005. The corporation provides a full range of commercial and consumer banking products, investment and brokerage services, insurance products and investment banking services. Its subsidiary, Frost Bank, operates 78 financial centers across Texas in Austin, Boerne, Corpus Christi, Dallas, Fort Worth, Galveston, Harlingen, Houston, McAllen, New Braunfels, San Antonio and San Marcos. Founded in 1868, Frost is the largest national bank based in Texas, helping Texans with their financial needs during three centuries. Cullen/Frost Bankers' stock is traded on the New York Stock Exchange under the symbol CFR.

Forward-Looking Statements and Factors that Could Affect Future Results

   Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Corporation's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "continue", "remain", "will", "should", "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

   Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

w	Local, regional, national and international economic conditions and the impact they may have on the Corporation and its customers and the Corporation's assessment of that impact.
w	Changes in the level of non-performing assets and charge-offs.
w	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
w	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.
w	Inflation, interest rate, securities market and monetary fluctuations.
w	Political instability.
w	Acts of war or terrorism.
w	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
w	Changes in consumer spending, borrowings and savings habits.
w	Changes in the financial performance and/or condition of the Corporation's borrowers.
w	Technological changes.
w	Acquisitions and the integration of acquired businesses. See the Corporation's Current Report on Form 8-K filed with the SEC on April 22, 2005.
w	The ability to increase market share and control expenses.
w	Changes in the competitive environment among financial services companies.
w	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation and its subsidiaries must comply.
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The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

w	Changes in the Corporation's organization, compensation and benefit plans.
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The costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews.

w	Greater than expected costs or difficulties related to the integration of new products and lines of business.
w	The Corporation's success at managing the risks involved in the foregoing items.

   Forward-looking statements speak only as of the date on which such statements are made. The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2005		2004

	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

CONDENSED INCOME STATEMENTS

Net interest income	$94,078	$90,103	$87,888	$83,976	$81,242
Net interest income(1)	95,926	91,789	89,416	85,419	82,576
Provision for possible loan losses	2,175	2,400	--	--	2,000
Non-interest income:
Trust fees	14,541	14,290	13,886	13,213	13,704
Service charges on deposit accounts	19,462	19,367	20,855	22,409	22,468
Insurance commissions and fees	6,193	8,610	6,536	8,048	6,234
Other charges, commissions and fees	4,821	4,288	5,709	4,383	4,952
Net gain (loss) on securities transactions	--	--	--	(1,638)	--
Other	12,716	11,484	8,765	9,219	8,978

Total non-interest income	57,733	58,039	55,751	55,634	56,336

Non-interest expense:
Salaries and wages	40,454	40,000	40,588	39,836	38,855
Employee benefits	10,315	12,037	9,568	9,532	9,592
Net occupancy	7,408	7,344	7,157	7,524	7,364
Furniture and equipment	5,925	5,802	5,999	5,662	5,661
Intangible amortization	1,278	1,371	1,370	1,285	1,287
Other	24,070	23,933	22,053	22,660	22,440

Total non-interest expense	89,450	90,487	86,735	86,499	85,199

Income before income taxes	60,186	55,255	56,904	53,111	50,379
Income taxes	19,502	17,888	18,573	17,140	16,261

Net income	$40,684	$37,367	$38,331	$35,971	$34,118

PER SHARE DATA

Net income - basic	$0.78	$0.72	$0.74	$0.70	$0.67
Net income - diluted	0.77	0.70	0.71	0.68	0.65
Cash dividends	0.30	0.265	0.265	0.265	0.265
Book value at end of quarter	16.81	15.59	15.84	15.89	14.41

OUTSTANDING SHARES

Period-end shares	52,308	51,817	51,924	51,988	51,520
Weighted-average shares - basic	51,884	51,653	52,083	51,568	51,281
Dilutive effect of stock compensation	1,246	1,416	1,555	1,562	1,441
Weighted-average shares - diluted	53,130	53,069	53,638	53,130	52,722

SELECTED ANNUALIZED RATIOS

Return on average assets	1.67%	1.54%	1.52%	1.50%	1.43%
Return on average equity	19.35	18.31	18.18	18.45	18.11
Net interest income to average earning assets(1)	4.42	4.29	4.04	4.09	4.02

(1) Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2005		2004

	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$5,483	$5,286	$5,023	$4,844	$4,792
Earning assets	8,697	8,666	8,851	8,317	8,254
Total assets	9,786	9,840	10,028	9,515	9,617
Non-interest-bearing demand deposits	2,869	2,897	2,947	2,891	2,959
Interest-bearing deposits	5,005	5,058	5,035	4,878	4,743
Total deposits	7,874	7,955	7,982	7,769	7,702
Shareholders' equity	844	828	839	776	758

Period-End Balance:
Loans	$5,589	$5,403	$5,165	$4,948	$4,813
Earning assets	8,903	8,768	8,892	8,544	8,132
Goodwill and intangible assets	112	115	117	118	112
Total assets	9,951	9,849	9,953	9,825	9,570
Total deposits	8,011	8,003	8,106	7,822	7,934
Shareholders' equity	879	808	822	826	742
Adjusted shareholders' equity(1)	890	849	833	822	785

ASSET QUALITY

($ in thousands)
Allowance for possible
loan losses	$77,103	$76,538	$75,810	$77,114	$80,485
As a percentage of
period-end loans	1.38%	1.42%	1.47%	1.56%	1.67%

Net charge-offs	$1,610	$1,672	$1,304	$3,371	$4,102
Annualized as a percentage
of average loans	0.12%	0.13%	0.10%	0.28%	0.34%

Non-performing assets:
Non-accrual loans	$34,205	$32,884	$30,443	$42,701	$41,046
Foreclosed assets	7,130	8,189	8,673	7,734	5,152

Total	$41,335	$41,073	$39,116	$50,435	$46,198
As a percentage of:
Total loans and
foreclosed assets	0.74%	0.76%	0.76%	1.02%	0.96%
Total assets	0.42	0.42	0.39	0.51	0.48

CONSOLIDATED CAPITAL RATIOS

Tier 1 Risk-Based
Capital Ratio	12.84%	12.73%	12.83%	13.18%	13.08%
Total Risk-Based
Capital Ratio	15.82	15.82	15.99	16.48	16.52
Leverage Ratio	10.06	9.51	9.18	9.62	9.12
Equity to Assets Ratio
(period-end)	8.84	8.20	8.26	8.41	7.76
Equity to Assets Ratio
(average)	8.62	8.41	8.37	8.15	7.88

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Six Months Ended
	June 30,

	2005	2004

CONDENSED INCOME STATEMENTS

Net interest income	$184,181	$159,574
Net interest income(1)	187,672	162,267
Provision for possible loan losses	4,575	2,500
Non-interest income
Trust fees	28,831	26,811
Service charges on deposit accounts	38,829	44,151
Insurance commissions and fees	14,803	16,397
Other charges, commissions and fees	9,109	9,261
Net gain (loss) securities transactions	-	(1,739)
Other	24,200	18,844

Total non-interest income	115,772	113,725

Non-interest expense
Salaries and wages	80,454	77,615
Employee benefits	22,352	21,076
Net occupancy	14,752	14,694
Furniture and equipment	11,727	11,110
Intangible amortization	2,649	2,691
Other	48,003	44,610

Total non-interest expense	179,937	171,796

Income before income taxes	115,441	99,003
Income taxes	37,390	31,980

Net income	$78,051	$67,023

PER SHARE DATA

Net income - basic	$1.51	$1.30
Net income - diluted	1.47	1.27
Cash dividends	0.565	0.505
Book value at end of period	16.81	14.41

OUTSTANDING SHARES

Period-end shares	52,308	51,520
Weighted-average shares - basic	51,769	51,474
Dilutive effect of stock compensation	1,331	1,438
Weighted-average shares - diluted	53,100	52,912

SELECTED ANNUALIZED RATIOS

Return on average assets	1.60	1.42
Return on average equity	18.83	17.49
Net interest income to average earning assets(1)	4.35	4.03

(1)		Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Six Months Ended
	June 30,

	2005	2004

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$5,385	$4,711
Earning assets	8,682	8,118
Total assets	9,810	9,470
Non-interest-bearing demand deposits	2,882	2,910
Interest-bearing deposits	5,032	4,747
Total deposits	7,914	7,657
Shareholders' equity	836	771

Period-End Balance:
Loans	$5,589	$4,813
Earning assets	8,903	8,132
Goodwill and intangible assets	112	112
Total assets	9,951	9,570
Total deposits	8,011	7,934
Shareholders' equity	879	742
Adjusted shareholders' equity(1)	890	785

ASSET QUALITY

($ in thousands)
Allowance for possible loan losses	$77,103	$80,485
As a percentage of period-end loans	1.38%	1.67%

Net charge-offs:	$3,282	$5,516
Annualized as a percentage of average loans	0.12%	0.23%

Non-performing assets:
Non-accrual loans	$34,205	$41,046
Foreclosed assets	7,130	5,152

Total	$41,335	$46,198
As a percentage of:
Total loans and foreclosed assets	0.74%	0.96%
Total assets	0.42	0.48

CONSOLIDATED CAPITAL RATIOS

Tier 1 Risk-Based Capital Ratio	12.84%	13.08%
Total Risk-Based Capital Ratio	15.82	16.52
Leverage Ratio	10.06	9.12
Equity to Assets Ratio (period-end)	8.84	7.76
Equity to Assets Ratio (average)	8.52	8.14

(1)	Shareholders' equity excluding accumulated other comprehensive income (loss).